Exhibit 10(pp)

                   FORM OF AMENDMENT TO OPTION AWARD AGREEMENT
                                      UNDER
          THE AARON RENTS, INC. STOCK OPTION AND INCENTIVE AWARD PLAN.

December 20, 2006


[Grantee Name]


PERSONAL AND CONFIDENTIAL


Dear [Grantee]:

     Aaron Rents, Inc. (the "Company") previously granted you options to purchase common stock of the Company under the Aaron Rents, Inc. Stock Option and Incentive Award Plan (the "Plan"), which have an exercise price that is less than the fair market value of a share of stock on the grant date (the "Options"). Under recent tax law changes, these discount Options could subject you to an additional 20% income tax unless the Options are amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A").

     The Compensation Committee of the Company has determined it is best to amend these Options to provide that the exercise price shall be increased to equal the fair market value per share on the grant date, adjusted, if applicable, to reflect the Company's 3 for 2 stock split that occurred August 2, 2004. In addition, to compensate you for the increase in the exercise price of the Options, the Company will pay you the original total discount amount in cash on the Vesting Date (as listed below) if you remain employed until the Vesting Date or if you die or terminate employment due to Retirement (as defined in the Plan) prior to the Vesting Date. If you terminate employment prior to the Vesting Date for any reason other than death or Retirement, you will have no right to receive the cash discount amount.

     The table below lists for each Option grant: the grant date, the original number of shares subject to each grant, the original exercise price, the fair market value of a share of stock on the grant date, the adjusted number of shares (adjusted, if applicable, to reflect the Company's 3 for 2 stock split), the amended, adjusted exercise price (which equals the fair market value on the grant date, adjusted, if applicable, to reflect the Company's 3 for 2 stock split), the total discount amount that will be paid to you in cash on the Vesting Date, and the Vesting Date.

             Original    Original   FMV on  Adjusted   Amended                 Vesting
  Grant        # of      Exercise   Grant    # of      Exercise   Total          Date
  Date        Shares      Price     Date     Shares     Price    Discount  (Payment Date)
----------  ----------  ---------  -------  --------  ---------  --------  --------------
5/13/2004     ______    $   20.45  $ 28.15   ______   $ 18.7667  $ ______    5/13/2007
7/30/2004     ______    $   20.45  $ 32.12   ______   $ 21.4133  $ ______    7/30/2007
11/1/2004     ______    $  13.633  $ 21.44   ______   $   21.44  $ ______    11/1/2007

     This amendment is intended to comply with Section 409A and the guidance issued thereunder, including Notice 2005-1, the proposed regulations under
Section 409A that were published October 4, 2005, and Notice 2006-79. It is intended that the Options, as hereby amended, will be exempt from Section 409A and that the cash payment of the original discount amount will comply with the requirements of Section 409A. The Options may be further amended if required to meet the requirements of Code Section 409A including any final regulations issued thereunder.

     Please sign below to indicate your consent to the amendment of your Options as described in this letter agreement. Sincerely,


                                                Gilbert L. Danielson
                                                Executive Vice President and CFO

     I hereby agree to the amendment of the Options listed above to eliminate the original discount by increasing the exercise prices as detailed above. I understand that if I remain employed until the applicable Vesting Date (or if I die or terminate employment due to Retirement prior to the Vesting Date), the Company will pay me the total original discount in a lump sum payment, subject to applicable withholding for taxes, on such Vesting Date. Except as hereby amended, the Options shall continue in accordance with their terms.

                                                         GRANTEE


                                                         -----------------------
                                                         [Grantee Name]